Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

May 6, 2015

Board of Directors

AG Mortgage Investment Trust, Inc.

245 Park Avenue, 26th Floor

New York, New York 10167

AG Mortgage Investment Trust, Inc. Registration Statement on Form S-3

$750,000,000 of Offered Securities

Ladies and Gentlemen:

We have acted as special counsel to AG Mortgage Investment Trust, Inc., a Maryland corporation (the “Company”), in connection with the registration by the Company of: (i) common stock of the Company, $0.01 par value per share (the “Common Stock”); (ii) preferred stock of the Company, $0.01 par value per share (the “Preferred Stock”); (iii) senior and subordinated debt securities of the Company (the “Debt Securities”); (iv) warrants for the purchase of Common Stock, Preferred Stock or a combination thereof (the “Warrants”); and (iv) units consisting of two or more securities of the Company described in clauses (i) through (iv) above, or any combination thereof (the “Units” and together with the Common Stock, Preferred Stock, Debt Securities and Warrants, collectively, the “Offered Securities”), having an aggregate maximum offering price not to exceed $750,000,000, as set forth in the Registration Statement on Form S-3 filed by the Company (the “Registration Statement”) on or about the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Debt Securities will be issued pursuant to a debt securities indenture between the Company and the trustee named therein (the “Indenture”). The Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto. The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and the unit agent party thereto.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with the foregoing, we have examined the following documents:

1. the Registration Statement;

Board of Directors

AG Mortgage Investment Trust, Inc.

May 6, 2015

2. the Articles of Amendment and Restatement of the Company, as amended and supplemented through the date hereof, as certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) on May 4, 2015 and by the Secretary of the Company on the date hereof (the “Charter”);

3. the Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof;

4. resolutions adopted by the Board of Directors (the “Board of Directors”) of the Company on February 26, 2015, relating to, among other matters, the preparation and filing of the Registration Statement and the due authorization of the Offered Securities, as certified by the Secretary of the Company on the date hereof (the “Resolutions”);

5. the certificate of the SDAT as to the due incorporation, existence and good standing of the Company dated May 1, 2015 (the “Good Standing Certificate”); and

6. an executed copy of the certificate of the Secretary of the Company, dated the date hereof (the “Officers’ Certificate”).

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons; (iv) the genuineness of all signatures; and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

As to factual matters, we have relied on the Officers’ Certificate and on certificates of public officials.

We do not purport to express an opinion on any laws other than the laws of the State of New York and the Maryland General Corporation Law, and we base our opinion set forth in Item 1 below solely on our review of the Good Standing Certificate.

Board of Directors

AG Mortgage Investment Trust, Inc.

May 6, 2015

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. When (a) the terms of any Common Stock or any class or series of Preferred Stock have been authorized by appropriate corporate action of the Company, (b) with respect to any class or series of Preferred Stock, the related articles supplementary classifying and designating the relative powers, preferences, rights and qualifications, limitations or restrictions of such class or series has been duly filed with the SDAT, and (c) such Common Stock or class or series of Preferred Stock have been issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement and the Company has received full payment therefor in accordance with the corporate authorization, then such Common Stock or Preferred Stock will be validly issued, fully paid and nonassessable.

3. When (a) the terms of any class or series of Debt Securities have been authorized by appropriate corporate action of the Company, (b) the Debt Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and (c) such Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture and the Company has received full payment therefor in accordance with the corporate authorization, then such Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such Debt Securities and the terms of the applicable Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

4. When (a) the terms of any Warrants or Units have been authorized by appropriate corporate action of the Company, (b) such Warrants or Units, as applicable, have been issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and (c) the certificates representing the Warrants or Units, as applicable, have been duly executed, issued and delivered in accordance with the applicable Warrant Agreement or Unit Agreement and the Company has received full payment of the consideration therefor in accordance with the corporate authorization, then such Warrants and Units, as applicable, will be validly issued and will constitute legal, valid and binding obligations of the Company,

Board of Directors

AG Mortgage Investment Trust, Inc.

May 6, 2015

enforceable against the Company in accordance with their terms and the terms of the applicable Warrant Agreement or Unit Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

In expressing the opinions set forth above, we have assumed that (i) upon issuance of any Offered Securities (to the extent consisting of Common Stock, Preferred Stock, Warrants or Units), the total number of shares of Common Stock and Preferred Stock issued, outstanding and reserved for issuance will not exceed the total number of shares that the Company is then authorized to issue under the Charter, (ii) with respect to Debt Securities, the applicable trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission, and (iii) each of the Warrant Agreement and Unit Agreement will have been duly executed and delivered and governed and construed in accordance with the laws of the State of New York.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Certain Legal Matters” therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinions expressed in this letter speak only as of its date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP